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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

The following are the Company's subsidiaries at March 31, 2001:

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
                                                             Jurisdiction of
Name                                                           Organization
----                                                         ---------------
Appointech, Inc.                                             Republic of China
AstroTerra Corporation                                       California
Broadband Highway, Inc.                                      Delaware
Cescomm USA, Inc.                                            Delaware
Cescomm, Inc.                                                Delaware
Charlotte's Web Ltd.                                         Israel
Charlotte's Networks, Inc.                                   Delaware
Cimi Networks, Inc.                                          Delaware
EDSLAN SRL                                                   Italy
Fiber Optic Communications, Inc.                             Republic of China
FIOPTEC Inc.                                                 Cayman Islands
FOCI Optronic Components                                     Republic of China
FOCI USA, Inc.                                               California
Hyperchannel Ltd.                                            United Kingdom
iTouch Communications, Inc.                                  Delaware
iTouch USA, Inc.                                             Delaware
iTouch, Inc.                                                 Massachusetts
Jolt Ltd.                                                    Israel
Luminent, Inc.                                               Delaware
MRV Appointech, Inc.                                         Delaware
Multiport Corp.                                              Massachusetts
NBase Communications, Inc.                                   Maryland
NBase Communications, Ltd.                                   Israel
NBase Europe GmbH                                            Germany
NBase Fibronics Ltd.                                         Israel
Netsoft Solutions Ltd.                                       France
Optical Access, Inc.                                         Delaware
Optical Crossing, Inc.                                       Delaware
Optronics International Corp.                                Republic of China
Quantum Optech Incorporation                                 Republic of China
Quantum Optech (Singapore) Pte Ltd.,                         Singapore
RDS                                                          Sweden
RedC Optical Networks Inc.                                   Delaware
RedC Optical Networks Ltd.                                   Israel
Shanghai FOCI Fiber Optic Communications Equipment, Inc.     Cayman Islands
Tecnonet                                                     Italy
Turnkey                                                      Switzerland
Yuam-Tai Enterprises Ple, Ltd                                Singapore
Zuma Networks, Inc.                                          Delaware
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